Yield10 Bioscience Announces 1-for-24 Reverse Stock Split
WOBURN, Mass. – May 1, 2024 – Yield10 Bioscience, Inc. (Nasdaq:YTEN) ("Yield10" or the "Company"), an agricultural bioscience company, today announced that it will effect a 1-for-24 reverse stock split of its common stock, following stockholder approval of the reverse stock split at its special stockholder meeting held on April 26, 2024. The 1-for-24 reverse stock split will be effective as of 5:00 p.m. Eastern Time, after the close of trading on the Nasdaq Capital Market, on Thursday, May 2, 2024, and the Company's common stock will begin trading on a split-adjusted basis on Friday, May 3, 2024.
The reverse stock split will reduce the number of shares of the Company’s common stock currently outstanding from 15,420,951 shares to 642,539 shares.
Proportional adjustments will be made to the Company’s outstanding stock options, warrants and restricted stock units and to the number of shares issued and issuable under the Company's equity compensation plans. The number of authorized shares of the Company's common stock will remain 60 million shares.
The reverse stock split is intended to increase the market price per share of the Company’s common stock to allow the Company to maintain the listing of its common stock on The Nasdaq Capital Market. The Company's common stock will continue to trade on The Nasdaq Capital Market under the symbol "YTEN." The new CUSIP number for the common stock following the reverse stock split will be 98585K854.
Information for Stockholders
Upon the effectiveness of the reverse stock split, each 24 shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.01 per share. The reverse stock split will not modify the rights or preferences of the common stock. No fractional shares of common stock will be issued as a result of the reverse split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of Yield10 common stock on May 2, 2024, as adjusted for the reverse stock split, by (ii) the number of shares of common stock held by the stockholder that would otherwise have been exchanged for such fractional share interest.
The Company's transfer agent, Equiniti Trust Company, LLC, will act as its exchange agent for the reverse stock split. Registered stockholders holding pre-split shares of the Company’s common stock are not required to take any action to receive post-split shares. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers' particular processes, and will not be required to take any action in connection with the reverse stock split. Equiniti Trust Company, LLC can be reached at (800) 937-5449.
Additional information about the reverse stock split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2024, a copy of which is available at www.sec.gov or at www.yield10bio.com under the SEC Filings tab located on the Investors page of the Company’s website at www.yield10bio.com.
About Yield10 Bioscience
Yield10 Bioscience, Inc. is an agricultural bioscience company that is leveraging advanced genetics to develop the oilseed Camelina sativa ("Camelina") as a platform crop for large-scale production of sustainable seed products. These seed products include feedstock oils for renewable diesel and sustainable aviation biofuels; omega-3 (EPA and DHA+EPA) oils for pharmaceutical, nutraceutical and aquafeed applications; and, in the future, PHA biomaterials for use as biodegradable bioplastics. Subject to the availability of sufficient financial resources to continue operations, our commercial plan is based on establishing a grain contracting business leveraging our proprietary elite Camelina seed varieties, focusing on the production of omega-3 oils for nutritional applications and partnering or licensing our advanced

Camelina gene technologies to biofuel value chain partners to support their goals of meeting the growing demand for low-carbon intensity feedstock oil. Yield10 is headquartered in Woburn, MA and has a Canadian subsidiary, Yield10 Oilseeds Inc., located in Saskatoon, Canada.
For more information about the Company, please visit www.yield10bio.com, or follow the Company on X (formerly Twitter), Facebook and LinkedIn.
(YTEN-G)
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, statements regarding the Company's expectations for the impact of the reverse stock split on the market price of the Company’s stock and the Company’s ability to regain and maintain compliance with Nasdaq listing requirements, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the Company’s ability to secure adequate funding in the near term to continue operations and to remain listed on the Nasdaq Stock Market, as to which no assurance can be given, as well as the risks and uncertainties detailed in Yield10's filings with the Securities and Exchange Commission. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.
Contacts:
Yield10 Bioscience
Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com